As filed with the Securities and Exchange Commission on April 30, 2014

Registration No. 333-190966

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOTORCAR PARTS OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

New York	3714	11-2153962
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2929 California Street
Torrance, California 90503
(310) 212-7910
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael M. Umansky
General Counsel
Motorcar Parts of America, Inc.
2929 California Street
Torrance, California 90503
(310) 212-7910
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
Steven B. Stokdyk
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071-1560
(213) 485-1234

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(4)
Common Stock, par value $0.01 per share	(1)
Preferred Stock, par value $0.01 per share	(1)
Debt Securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured)	(1)
Total	$100,000,000(2)	$ 12,880 (3)

(1)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(2)	We are registering an indeterminate aggregate amount of securities of each identified class of securities up to a proposed aggregate offering price of $100,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 30, 2014

PROSPECTUS

MOTORCAR PARTS OF AMERICA, INC.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES

We may offer and sell, from time to time in one or more offerings, up to $100,000,000 in the aggregate of any combination of the securities described in this prospectus on terms to be determined at the time of offering. The following are types of securities we may offer and sell:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is traded on the Nasdaq Global Market under the symbol “MPAA.”  Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange

Investing in our securities involves risks.  Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2014.
i

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $100,000,000.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. Information filed with the SEC subsequent to the date of this prospectus and prior to the termination of the particular offering referred to in the prospectus supplement will automatically be deemed to update and supersede inconsistent information contained in this prospectus. You should read in their entirety both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

Unless the context requires otherwise, the words “we,” “us,” “our” and “Company” refer to Motorcar Parts of America, Inc. and its subsidiaries taken as a whole.  For purposes of this prospectus, the term “securityholders” shall refer to the holders of our common stock.

SUMMARY

This summary does not contain all of the information you should consider before investing in any securities offered pursuant to this prospectus.  You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision.  For instructions on how to find copies of these documents, see “Where You Can Find More Information.”  Our principal executive offices are located at 2929 California Street, Torrance, California 90503 and our telephone number is (310) 212-7910.

About Motorcar Parts of America, Inc.

We are a leading manufacturer, remanufacturer, and distributor of aftermarket automobile parts.  After the Bankruptcy, as defined below, we have one reportable segment.  Within this segment, we manufacture and remanufacture alternators and starters for import and domestic cars, light trucks, heavy duty, agricultural and industrial applications.  For our fiscal year ended March 31, 2013, we reported revenues of $406,266,000 and a net loss of $91,511,000.  For the nine month period ended December 31, 2013, we reported revenues of $181,987,000 and net income of $104,292,000.

On June 10, 2013, certain of Motorcar Parts of America, Inc.’s subsidiaries, Fenwick Automotive Products Limited, or FAPL, Introcan, Inc., or Introcan, and Introcan’s direct and indirect subsidiaries, Flo-Pro Inc., LH Distribution Inc., Rafko Logistics Inc., Rafko Holdings Inc. and Rafko Enterprises Inc., or collectively the Debtors, each filed a voluntary petition for relief under Chapter 7 of Title 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware, or the Bankruptcy. George L. Miller has been appointed as the Chapter 7 Trustee of the Bankruptcy and is in the process of liquidating the Debtors’ assets.

The aftermarket for automobile parts is divided into two markets.  The first market is the do-it-yourself, or DIY, market, which is generally serviced by the large retail chain outlets.  Consumers who purchase parts from the DIY channel generally install parts into their vehicles themselves.  In most cases, this is a less expensive alternative than having the repair performed by a professional installer.  The second market is the professional installer market, commonly known as the do-it-for-me, or DIFM, market.  This market is serviced by the traditional warehouse distributors, the dealer networks, and the commercial divisions of retail chains.  Generally, the consumer in this channel is a professional parts installer.  Our products are distributed to both the DIY and DIFM markets and are distributed predominantly throughout North America.  We sell our products to the largest auto parts retail and traditional warehouse chains and to major automobile manufacturers for both their aftermarket programs and their warranty replacement programs.  Demand and replacement rates for aftermarket remanufactured automobile parts generally increase with the age of vehicles and increases in miles driven.

Historically, the largest share of our business was in the DIY market.  While that is still the case, our DIFM business is now a significant part of our business.  In difficult economic times, we believe consumers are more likely to purchase lower cost replacement parts in both the DIY and DIFM markets.  We focus on supplying both these channels with the most cost efficient replacement parts for the consumer to purchase.

The DIFM market is an attractive opportunity for growth.  We are positioned to benefit from this market opportunity in two ways:  (1) our auto parts retail customers are expanding their efforts to target the DIFM market and (2) we sell our products under private label and our own brand names directly to suppliers that focus on professional installers.  In addition, we sell our products to original equipment manufacturers for distribution to the professional installer both for warranty replacement and their general aftermarket channels.  We have been successful in growing sales in our rotating electrical segment to this market.

While we continually seek to diversify our customer base, we currently derive, and have historically derived, a substantial portion of our sales from a small number of large customers.  To mitigate the risk associated with this concentration of sales, we have or are renegotiating long-term agreements with many of our major customers.  The increased demand for product as a result of entering into these longer-term agreements often requires that we increase our inventories, accounts payable and personnel.  Customer demands that we purchase their remanufactured core inventory have also been a significant and an additional strain on our available working capital.  The marketing and other allowances we typically grant our customers in connection with our new or expanded customer relationships adversely impact the near-term revenues, profitability and associated cash flows from these arrangements.  However, we believe the investment we make in these new or expanded customer relationships will improve our overall liquidity and cash flow from operations over time.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks.  You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement, under “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A, for the fiscal year ended March 31, 2013 and under “Risk Factors” under Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2013, incorporated by reference herein, and all of the other information contained or incorporated by reference in this prospectus before making an investment decision.  For more information, see “Information Incorporated by Reference.” Although we are currently compliant with the covenants under the Financing Agreement, we have obtained amendments and waivers from time to time in the past as described under “Summary” and cannot assure you that we will not seek or obtain any amendments or waivers in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and the information incorporated by reference herein may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21 of the Exchange Act and pursuant to the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current expectations that involve risks and uncertainties.  For example, words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements.  Various factors could cause actual results to differ materially from those projected in such statements.  These factors include, but are not limited to:

•	concentration of sales to certain customers;

•	changes in our relationship with any of our major customers;

•	the increasing customer pressure for lower prices and more favorable payment and other terms;

•	the increasing demands on our working capital;

•	the significant strain on working capital associated with large remanufactured core inventory purchases from customers;

•	our ability to obtain any additional financing we may seek or require;

•	our ability to achieve positive cash flows from operations;

•	potential future changes in our previously reported results as a result of the identification and correction of errors in our accounting policies or procedures or the potential material weaknesses in our internal controls over financial reporting;

•	lower revenues than anticipated from new and existing relationships;

•	our failure to meet the financial covenants or the other obligations set forth in our bank credit agreements and the banks’ refusal to waive any such defaults;

•	any meaningful difference between projected production needs and ultimate sales to our customers;

•	increases in interest rates;

•	changes in the financial condition of any of our major customers;

•	the impact of higher gasoline prices;

•	the potential for changes in consumer spending, consumer preferences and general economic conditions;

•	increased competition in the automotive parts industry, including increased competition from Chinese and other offshore manufacturers;

•	difficulty in obtaining used cores and component parts or increases in the costs of those parts;

•	political, criminal or economic instability in any of the foreign countries where we conduct operations;

•	currency exchange fluctuations;

•	unforeseen increases in operating costs; and

•	other factors discussed in this prospectus and the information incorporated by reference herein.

Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements.  Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made.  You should read carefully this prospectus and the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” completely and with the understanding that our actual future performance may be materially different from what we expect.  We hereby qualify all of our forward-looking statements by these cautionary statements.  Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities as set forth in the applicable prospectus supplement relating to such offered securities. We will have significant discretion in how to use the net proceeds, which may include working capital and general corporate purposes as well as significant strategic transactions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Nine Months Ended December 31,	Year Ended March 31,
	2013	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	1.49	2.23	3.75	4.22	3.72	2.26

(1)
In computing the ratio of earnings to fixed charges: (i) earnings were calculated from income, before income taxes and fixed charges; and (ii) fixed charges were computed from interest expense and the estimated interest included in rental expense.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended, or certificate of incorporation, and Amended and Restated By-Laws, as amended, or bylaws, which are incorporated by reference herein as well as applicable provisions of New York law.

Authorized Capital Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Shares Outstanding. As of April 8, 2014, we had 15,082,645 shares of common stock outstanding, held of record by 23 securityholders.  As of April 8, 2014, we had an aggregate of 1,793,229 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 1994 Employee Stock Option Plan, 1996 Employee Stock Option Plan, 1994 Non-Employee Director Stock Option Plan, 2003 Long-Term Incentive Plan, 2004 Non-Employee Director Stock Option Plan, 2010 Incentive Award Plan and 2014 Non-Employee Director Incentive Award Plan and an aggregate of 516,129 shares of common stock reserved for exercise of outstanding warrants at an initial exercise price of $7.75 per share.

Voting Rights.  The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of securityholders, including the election of directors. Our securityholders do not have cumulative voting rights in the election of directors.  Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Dividends.  Subject to preferences that may be applicable to any other class or series of securities then outstanding, holders of common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds.

Liquidation.  Subject to preferences that may be applicable to any other class or series of securities then outstanding, the holders of common stock will be entitled to receive, on a pro rata basis, all our remaining assets available for distribution to securityholders in the event of our liquidation (whether voluntary or involuntary), dissolution or winding up.

Rights and Preferences. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Fully Paid and Nonassessable.  All outstanding shares of our common stock are fully paid and nonassessable and the shares of common stock offered hereby will be fully paid and nonassessable.

Certificate of Incorporation and Bylaw Provisions.  See “Certain Provisions of New York Law and Our Charter and Bylaws” for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004, and can be reached at (212) 509-4000.  Our shares of common stock are listed on the NASDAQ Global Market under the symbol “MPAA.”

Preferred Stock

Our certificate of incorporation, as amended, authorizes our Board, without the approval of our stockholders, to provide for the issuance of the preferred stock in  series, to establish  the number of shares to be included in each such series and to fix the designation, relative rights, preferences and limitations of the shares of each such series including, without limitation, redemption rights, dividend rights, liquidation preferences, and conversion or exchange rights of any class or series of preferred stock, and to fix the number of classes or series of preferred stock, the number of shares constituting any such class or series and the voting powers for each class or series.

The authority possessed by our Board to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest, or otherwise by making such attempts more difficult or more costly. Our Board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings with respect to the issuance of preferred stock and our Board has no present intention to issue any shares of preferred stock.

CERTAIN PROVISIONS OF NEW YORK LAW AND OUR CHARTER AND BYLAWS

The following summarizes certain provisions of our certificate of incorporation and bylaws.  The summary does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, which are incorporated by reference herein.

General

Some provisions of New York law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult:  acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors.  It is possible that these provisions could make it more difficult to accomplish or could deter transactions that securityholders may otherwise consider to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Securityholder Meetings

Our bylaws provide that a special meeting of securityholders may be called only by our board of directors, chairman of the board or president.

Requirements for Advance Notification of Securityholder Nomination of Proposals

Our bylaws establish advance notice procedures with respect to securityholder proposals and the nomination of candidates for election as directors.

Securityholder Action by Written Consent

Our bylaws provide that securityholders may act by written consent without a meeting.

Election and Removal of Directors

Our bylaws provide that each of our directors serves until the next annual meeting and until a successor is elected and qualified or until his prior death, resignation or removal.  Any vacancy in our board of directors, including any vacancy created by an increase in the number of directors, may be filled by a majority of the directors then in office after the vacancy has occurred.  Any director appointed to fill a vacancy will hold office until the next annual meeting and until his successor is elected and qualified.  Our bylaws provide that no director will be removed except for cause by the vote of (i) the holders of at least a majority of our outstanding shares of capital stock entitled to vote at an election of directors or (ii) a majority of the entire board of directors.

New York Anti-Takeover Statute

We are subject to Section 912 of New York Business Corporation Law, which prohibits persons deemed “interested shareholders” from engaging in a “business combination” with a New York corporation for five years following the date these persons become interested shareholders unless the business combination is, or the transaction in which the person became an interested shareholder was, approved in a prescribed manner or another prescribed exception applies.  Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or within five years prior to the determination of interested securityholder status did own, 20% or more of a corporation’s outstanding voting stock.  Generally, a “business combination” includes a merger, consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder.  The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of New York law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts.  These provisions may also have the effect of preventing changes in our management.  It is possible that these provisions could make it more difficult to accomplish transactions that securityholders may otherwise deem to be in their best interests.

Limitation on Liability

Our certificate of incorporation provides for indemnification of directors, officers and other persons to the fullest extent allowed by law.  It also provides that a director of the Company shall not be personally liable to the Company or its securityholders for damages for any breach of duty as a director, except if (i) a judgment or final adjudication adverse to the director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled or (iii) the director’s acts violated Section 719 of the New York Business Corporation Law.

Our bylaws require indemnification of an officer or director of the Company who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company; provided, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.  The indemnification provided by our certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved securityholders, directors or otherwise.

Our bylaws also provide that we may advance expenses incurred by a director or officer in defending any actions in advance of their final dispositions and that we may purchase and maintain insurance covering its directors and officers and any other persons to the maximum extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named in the indenture. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the “TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior or subordinated;

•	whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining the same;

•	the interest rate(s) or the method for determining the same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions, including at our option or at the option of the holders;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of US$2,000 and any integral multiples in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through one or more underwriters or dealers;

•	in short or long transactions;

•	directly to investors;

•	through agents; or

•	through a combination of these methods.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in privately negotiated transactions;

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

As applicable, we and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us, including:

•	the names of any underwriters, dealers or agents;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment). We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers

If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell the securities through agents from time to time. When we sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Trading Market and Listing of Securities

Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Market. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Latham & Watkins LLP, Los Angeles, California, will provide an opinion with respect to the validity of the securities.

EXPERTS

The consolidated financial statements of Motorcar Parts of America, Inc. appearing in Motorcar Parts of America, Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2013 (including schedule appearing therein), and the effectiveness of Motorcar Parts of America, Inc.’s internal control over financial reporting as of March 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities.  Our SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus and any accompanying prospectus supplement are only part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act, and therefore omit certain information contained in the registration statement.  We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.  You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference facilities or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.motorcarparts.com through which you can access our filings with the SEC.  The information contained in, or accessible through, our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents.  Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

(a)	our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the SEC on June 17, 2013, as amended by the Annual Report on Form 10-K/A, filed with the SEC on July 29, 2013;

(b)	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2013, September 30, 2013, and December 31, 2013, filed with the SEC on August 9, 2013, November 13, 2013, and February 10, 2014, respectively, and our Quarterly Report on Form 10-Q/A for the quarter ending September 30, 2013, filed with the SEC on February 10, 2014;

(c)	our Current Reports on Form 8-K filed with the SEC on April 2, 2013, May 16, 2013, July 15, 2013, August 12, 2013, August 30, 2013, October 10, 2013, November 12, 2013; and

(d)	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 2, 1994, including any amendments or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.motorcarparts.com.  The information contained in, or accessible through, our website is not a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number:

Motorcar Parts of America, Inc.
2929 California Street
Torrance, California 90503
(310) 972-4015
Attention: Michael M. Umansky, General Counsel

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Motorcar Parts of America, Inc. in connection with the sale of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Amount to be Paid*
SEC registration fee
Legal fees and expenses	$12,880
Accounting fees and expenses	(1)
Nasdaq supplemental listing fee	(1)
FINRA filing fee	(1)
Printing expenses	(1)
Transfer agent and registrar fees and expenses	(1)
Miscellaneous expenses	(1)
Total	(1)

*Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

(1) Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Our certificate of incorporation provides, in part, that to the extent required by New York Business Corporation Law, or NYBCL, no director shall have any personal liability to us or our securityholders for damage for any breach of duty as such director, provided that each such director shall be liable under the following circumstances: (a) in the event that a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director’s acts violated Section 719 of the NYBCL or (b) for any act or omission prior to the adoption of Article Seventh of our certificate of incorporation.

Our bylaws provide that we shall indemnify any person, by reason of the fact that such person is or was a director or officer of our company or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at our request, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees incurred as a result of an action or proceeding, or any appeal therefrom, provided, however, that no indemnification shall be made to, or on behalf of, any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that (a) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (b) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

We may purchase and maintain insurance for our own indemnification and for that of our directors and officers and other proper persons as described in our bylaws. We maintain and pay premiums for directors’ and officers’ liability insurance policies.

We are incorporated under the laws of the State of New York.  Pursuant to NYBCL, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the defense of a civil or criminal proceeding to which he or she has been made, or threatened to be made, a party by reason of the fact that he or she was a director or officer of that corporation. In some circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose that director or officer reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the NYBCL.

See also the undertakings set out in response to Item 17.

Item 16. Exhibits.

See Exhibit Index which is hereby incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.              If the registrant is relying on Rule 430B:

(A)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(5)      That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

ii.      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d)   of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14–a3 or Rule 14–c3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation -XSare not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to  directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)            The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on this 30th day of April, 2014.

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Selwyn Joffe
Selwyn Joffe
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Selwyn Joffe and Michael Umansky, and each of them individually, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may do or cause to be done by virtue hereof. Each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Selwyn Joffe		April 30, 2014
Selwyn Joffe	Chief Executive Officer and Director (Principal Executive Officer)

/s/ David Lee		April 30, 2014
David Lee	Chief Financial Officer (Principal Financial Officer)

/s/ Kevin Daly		April 30, 2014
Kevin Daly	Chief Accounting Officer (Principal Accounting Officer)

/s/ Michael Umansky		April 30, 2014
Michael Umansky	Vice President, Secretary and General Counsel

/s/ Mel Marks		April 30, 2014
Mel Marks	Director

/s/ Scott Adelson		April 30, 2014
Scott Adelson	Director

/s/ Rudolph Borneo		April 30, 2014
Rudolph Borneo	Director

/s/ Philip Gay		April 30, 2014
Philip Gay	Director

/s/ Duane Miller		April 30, 2014
Duane Miller	Director

/s/ Jeffrey Mirvis		April 30, 2014
Jeffrey Mirvis	Director

EXHIBIT INDEX

Number	Description of Exhibit	Method of Filing

3.1	Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 declared effective on March 22, 1994 (the “1994 Registration Statement”).

3.2	Amendment to Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 33-97498) declared effective on November 14, 1995 (the “1995 Registration Statement”).

3.3	Amendment to Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (the “1997 Form 10-K”).

3.4	Amendment to Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1998 (the “1998 Form 10-K”).

3.5	Amendment to Certificate of Incorporation of the Company	Incorporated by reference to Exhibit C to the Company’s proxy statement on Schedule 14A filed with the SEC on November 25, 2003.

3.6	Amended and Restated By-Laws of the Company	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 24, 2010.

3.7	Certificate of Amendment of the Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 9, 2014.

4.1	Specimen Certificate of the Company’s common stock	Incorporated by reference to Exhibit 4.1 to the 1994 Registration Statement.

4.2	Form of Underwriter’s common stock purchase warrant	Incorporated by reference to Exhibit 4.2 to the 1994 Registration Statement.

4.3	1994 Stock Option Plan	Incorporated by reference to Exhibit 4.3 to the 1994 Registration Statement.

4.4	Form of Incentive Stock Option Agreement	Incorporated by reference to Exhibit 4.4 to the 1994 Registration Statement.

4.5	1994 Non-Employee Director Stock Option Plan	Incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995.

4.6	1996 Stock Option Plan	Incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-2 (No. 333-37977) declared effective on November 18, 1997 (the “1997 Registration Statement”).

4.7	2003 Long Term Incentive Plan	Incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-8 filed with the SEC on April 2, 2004.

4.8	2004 Non-Employee Director Stock Option Plan	Incorporated by reference to Appendix A to the Proxy Statement on Schedule 14A for the 2004 Annual Shareholders Meeting.

4.9	Registration Rights Agreement among the Company and the investors identified on the signature pages thereto, dated as of May 18, 2007	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 18, 2007.

4.10	Form of Warrant to be issued by the Company to investors in connection with the May 2007 Private Placement	Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on May 18, 2007.

4.11	2010 Incentive Award Plan	Incorporated by reference to Appendix A to the Proxy Statement on Schedule 14A filed on December 15, 2010.

4.12	Amended and Restated 2010 Incentive Award Plan	Incorporated by reference to Appendix A to the Proxy Statement on Schedule 14A filed on March 5, 2013.

4.13	Form of Indenture	Filed herewith.

5.1	Opinion of Latham & Watkins LLP	Filed herewith.

10.1	Amendment to Lease, dated October 3, 1996, by and between the Company and Golkar Enterprises, Ltd. relating to additional property in Torrance, California	Incorporated by reference to Exhibit 10.17 to the December 31, 1996 Form 10-Q.

10.2	Lease Agreement, dated September 19, 1995, by and between Golkar Enterprises, Ltd. and the Company relating to the Company’s facility located in Torrance, California	Incorporated by reference to Exhibit 10.18 to the 1995 Registration Statement.

10.3	Agreement and Plan of Reorganization, dated as of April 1, 1997, by and among the Company, Mel Marks, Richard Marks and Vincent Quek relating to the acquisition of MVR and Unijoh	Incorporated by reference to Exhibit 10.22 to the 1997 Form 10-K.

10.4	Form of Indemnification Agreement for officers and directors	Incorporated by reference to Exhibit 10.25 to the 1997 Registration Statement.

10.5	Second Amendment to Lease, dated March 15, 2002, between Golkar Enterprises, Ltd. and the Company relating to property in Torrance, California	Incorporated by reference to Exhibit 10.44 to the 2003 10-K.

10.6*	Addendum to Vendor Agreement, dated May 8, 2004, between AutoZone Parts, Inc. and the Company	Incorporated by reference to Exhibit 10.15 to the 2004 10-K.

10.7	Form of Orbian Discount Agreement between the Company and Orbian Corp.	Incorporated by reference to Exhibit 10.17 to the 2004 10-K.

10.8	Form of Standard Industrial/Commercial Multi-Tenant Lease, dated May 25, 2004, between the Company and Golkar Enterprises, Ltd for property located at 530 Maple Avenue, Torrance, California	Incorporated by reference to Exhibit 10.18 to the 2004 10-K.

10.9	Build to Suit Lease Agreement, dated October 28, 2004, among Motorcar Parts de Mexico, S.A. de CV, the Company and Beatrix Flourie Geoffroy	Incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed on November 2, 2004.

10.10*	Amendment No. 1 to Vendor Agreement, dated August 22, 2006, between AutoZone Parts, Inc. and Motorcar Parts of America, Inc.	Incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K filed on August 30, 2006.

10.11	Lease Agreement Amendment, dated October 12, 2006, between the Company and Beatrix Flourie Geffroy	Incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed on October 20, 2006.

10.12	Third Amendment to Lease Agreement, dated as of November 20, 2006, between Motorcar Parts of America, Inc. and Golkar Enterprises, Ltd.	Incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed on November 27, 2006.

10.13	Securities Purchase Agreement among the Company and the investors identified on the signature pages thereto, dated as of May 18, 2007	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 18, 2007.

10.14*	Vendor Agreement dated as of March 31, 2009, between the Company and AutoZone Parts, Inc.	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed May 5, 2009.

10.15*	Core Amendment to Vendor Agreement, dated as of March 31, 2009, between the Company and AutoZone Parts, Inc.	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed May 5, 2009.

II-14
Number	Description of Exhibit	Method of Filing

10.16 *	Vendor Agreement Addendum, dated as of March 31, 2009, between the Company and AutoZone Parts, Inc.	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K/A filed on December 23, 2009.

10.17 *	Core Amendment to Vendor Agreement Addendum, dated as of March 31, 2009, between the Company and AutoZone Parts, Inc.	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K/A filed on December 23, 2009.

10.18 *	Master Vendor Agreement, dated as of April 1, 2009, between the Company and O’Reilly Automotive, Inc.	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on January 13, 2010.

10.19 *	Letter Agreement, dated as of April 1, 2009, between the Company and O’Reilly Automotive, Inc.	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on January 13, 2010.

10.20 *	Vendor Agreement Addendum, dated as of April 1, 2009 between the Company and O’Reilly Automotive, Inc.	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on January 13, 2010.

10.21	Debenture, dated August 24, 2010, issued by Fenwick Automotive Products Limited to Motorcar Parts of America, Inc.	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 30, 2010.

10.22
Addendum to Unanimous Shareholders Agreement, dated August 24, 2010, between Motorcar Parts of America, Inc., Fenwick Enterprises Inc., Escal Holdings Inc., Fencity Holdings Inc., Jofen Holdings Inc., Gordon Fenwick, Paul Fenwick, Joel Fenwick, Stanley Fenwick, Karen Fenwick, Jack Shuster and FAPL Holdings Inc.
Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on August 30, 2010.

10.23	Amended and Restated Debenture, dated December 15, 2010, issued by Fenwick Automotive Products Limited to Motorcar Parts of America, Inc.	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on December 21, 2010.

10.24
Amended and Restated Addendum to Unanimous Shareholders Agreement, dated December 15, 2010, between Motorcar Parts of America, Inc., Fenwick Enterprises Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick, Joel Fenwick, FAPL, Fenwick Automotive Products Limited, Introcan Inc., Escal Holdings Inc., Fencity Holdings Inc. and Jofen Holdings Inc.
Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on December 21, 2010.

10.25*	Consignment Agreement, dated as of March 1, 2011, among Motorcar Parts of America, Inc., Rafko Logistics Inc., Fenwick Automotive Products Limited and FAPL Holdings Inc.	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on March 7, 2011.

10.26	Purchase Agreement, dated May 6, 2011, by and among Motorcar Parts of America, Inc., FAPL Holdings Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick and Joel Fenwick.	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 12, 2011.

10.27	Hold Agreement, dated May 6, 2011, between Motorcar Parts of America, Inc. and FAPL Holdings Inc.	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 12, 2011.

10.28	Escrow Agreement, dated May 6, 2011, by and among Motorcar parts of America, Inc., FAPL Holdings Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick, Joel Fenwick and Strikeman Elliott LLP	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on May 12, 2011.

10.29
Amended and Restated Credit Agreement, dated May 6, 2011, by and among Fenwick Automotive Products Limited, Introcan Inc., Manufactures and Traders Trust Company, M&T Bank and such other lenders from time to time as may become a party thereto
Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on May 12, 2011.

10.30	Core Amendment No. 3 to Vendor Agreement, dated as of May 31, 2011, by and between Motorcar Parts of America, Inc. and AutoZone Parts, Inc.	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 16, 2011.

10.31	Core Amendment No. 4 to Vendor Agreement, dated as of May 31, 2011, by and between Motorcar Parts of America, Inc. and AutoZone Parts, Inc.	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on June 16, 2011.

10.32	Addendum No. 2 to Amendment No. 1 to Vendor Agreement, dated as of May 31, 2011, by and between Motorcar Parts of America, Inc. and AutoZone Parts, Inc.	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on June 16, 2011.

10.33	Purchase Agreement, dated May 6, 2011, by and among Motorcar Parts of America, Inc., FAPL Holdings Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick and Joel Fenwick	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 12, 2011.

10.34	Hold Agreement, dated May 6, 2011, between Motorcar Parts of America, Inc. and FAPL Holdings Inc.	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 12, 2011.

10.35	Escrow Agreement, dated May 6, 2011, by and among Motorcar Parts of America, Inc., FAPL Holdings Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick, Joel Fenwick and Stikeman Elliott LLP	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on May 12, 2011.

10.36
Amended and Restated Credit Agreement, dated May 6, 2011, by and among Fenwick Automotive Products Limited, Introcan Inc., Manufacturers and Traders Trust Company, M&T Bank and such other lenders from time to time as may become a party thereto
Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on May 12, 2011.

10.37
Fifth Amendment, dated as of November 17, 2011, to that certain Standard Industrial Commercial Single Tenant Lease-Gross, dated as of September 19, 1995, between Golkar Enterprises, Ltd and Motorcar Parts of America, Inc., as amended
Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on November 25, 2011.

10.38
Financing Agreement, dated as of January 18, 2012,among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent
Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on January 24, 2012.

10.39	Subscription Agreement, dated April 20, 2012	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on April 23, 2012.

10.40	Registration Rights Agreement, dated April 20, 2012	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on April 23, 2012.

10.41	Right of First Refusal Agreement, dated May 3, 2012	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 7, 2012.

10.42	Employment Agreement, dated as of May 18, 2012, between Motorcar Parts of America, Inc., and Selwyn Joffe	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 24, 2012.

10.43
Second Amendment to the Financing Agreement, dated as of May 24, 2012, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent
Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 31, 2012.

10.44	Warrant to Purchase Common Stock, dated May 24, 2012, issued by Motorcar Parts of America, Inc. to Cerberus Business Finance, LLC in connection with the Second Amendment to the Financing Agreement	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on May 31, 2012.

10.45
Revolving Credit/Strategic Cooperation Agreement, dated as of August 22, 2012, by and among Motorcar Parts of America, Inc. (solely for purposes of provisions specified thereto), Fenwick Automotive Products Limited and Wanxiang America Corporation
Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 28, 2012.

10.46	Guaranty, dated as of August 22, 2012, by Motorcar Parts of America, Inc. for the benefit of Wanxiang America Corporation	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on August 28, 2012.

10.47	Warrant to Purchase Common Stock, dated as of August 22, 2012, issued by Motorcar Parts of America, Inc. to Wanxiang America Corporation	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on August 28, 2012.

10.48
Third Amendment and Waiver to the Financing Agreement, dated as of August 22, 2012, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association as administrative agent
Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed on August 28, 2012.

10.49
Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of August 22, 2012, by and among Fenwick Automotive Products Limited, Introcan Inc., Manufacturers and Traders Trust Company, as lead arranger, and M&T Bank, as administrative agent and a lender
Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed on August 28, 2012.

10.50	Stock Repurchase Agreement, dated as of December 3, 2012, by and among Motorcar Parts of America, Inc., Mel Marks and Melmarks Enterprises LLLP	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on December 6, 2012.

10.51
Fourth Amendment to Financing Agreement, dated as of December 3, 2012, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent
Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on December 6, 2012.

10.52	Option Purchase Agreement, dated as of January 16, 2013, by and between Motorcar Parts of America, Inc. and Selwyn Joffe	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on January 17, 2013.

10.53
Fifth Amendment to Financing Agreement, dated as of January 16, 2013, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent
Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on January 17, 2013.

10.54
Amendment No. 3 to the Amended and Restated Credit Agreement, dated as of February 13, 2013, by and among Fenwick Automotive Products Limited, Introcan Inc., Manufacturers and Traders Trust Company, as lead arranger, and M&T Bank, as administrative agent and a lender
Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on February 20, 2013.

Number	Description of Exhibit	Method of Filing

10.55	Mel Marks Agreement, dated and effective as of March 31, 2013, among Motorcar Parts of America, Inc., Mel Marks and Melmarks Enterprises LLLP	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 16, 2013.

10.56
Sixth Amendment to Financing Agreement, dated as of June 14, 2013, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent
Incorporated by reference to Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

10.57	Form of Stock Option Grant Notice for use in connection with stock options granted to Selwyn Joffe pursuant to the Motorcar Parts of America, Inc. 2010 Incentive Award Plan	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 12, 2013.

10.58	Form of Stock Option Agreement for use in connection with stock options granted to Selwyn Joffe pursuant to the Motorcar Parts of America, Inc. 2010 Incentive Award Plan	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on August 12, 2013.

10.59
Seventh Amendment to the Financing Agreement, dated as of August 26, 2013, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent
Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 30, 2013.

10.60
Eighth Amendment to Financing Agreement, dated as of October 9, 2013, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent
Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on October 10, 2013.

10.61*
Ninth Amendment and Waiver to Financing Agreement, dated as of November 6, 2013, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent
Incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q filed on November 12, 2013.

10.62*
Amended and Restated Financing Agreement, dated as of November 6, 2013, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent
Incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q filed on November 12, 2013.

21.1	List of Subsidiaries	Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

23.1	Consent of Ernst & Young LLP	Filed herewith.

23.2	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1)	Filed herewith.

24.1	Power of Attorney	Included on the signature page to this registration statement.

*    Portions of this exhibit have been granted confidential treatment by the SEC.